UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, David O’Toole resigned as a director pursuant to a resolution of the Board of Directors requiring the resignation of any director not receiving a majority of votes cast as a nominee for election for Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

(a)	To elect two Class I Director nominees named below to serve until the 2017 Annual Meeting of Stockholders. The named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

Nominee	For	Withheld	Broker Non-Vote
Jeff Himawan, Ph. D	10,407,661	793,676	3,224,942
David O’Toole	5,320,844	5,880,493	3,224,942

(b)	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
14,085,503	183,276	157,000	500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Esther van den Boom
Esther van den Boom Chief Financial Officer
Date: June 17, 2014